Exhibit 10(a)

THIS PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS PLAN SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (including all exhibits attached hereto, as may be amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of July 29, 2016, by and among (a) (i) Energy Future Holdings Corp., a Texas corporation (“EFH Corp.”); (ii) Energy Future Intermediate Holding Company LLC (“EFIH”), a Delaware limited liability company and a direct, wholly-owned subsidiary of EFH Corp.; (iii) EFIH Finance Inc. (“EFIH Finance,” and together with EFIH, the “EFIH Debtors”), a Delaware corporation and a direct, wholly-owned subsidiary of EFIH; and (iv) each of EFH Corp.’s other direct and indirect subsidiaries listed on the signature pages hereto (each of the foregoing entities identified in subclauses (i) through (iv) an “EFH/EFIH Debtor” and, collectively, the “EFH/EFIH Debtors”) and (b) NextEra Energy, Inc., a Florida corporation (together with Merger Sub, as defined below, “NEE”), solely in its capacity as the Plan Sponsor (subject to its obligations set forth in Section 4.03(a)).

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Alternative E-Side Plan (as defined below).

RECITALS

WHEREAS, on April 29, 2014, the Debtors commenced chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re Energy Future Holdings Corp., et al., Case No. 14-10979 (CSS) (the “Chapter 11 Cases”);

WHEREAS, EFIH owns 100% of Oncor Electric Delivery Holdings Company LLC, which owns approximately 80.03% of the equity interests in Oncor Electric Delivery Company LLC (“Oncor”);

WHEREAS, Texas Transmission Investment LLC, a Delaware limited liability company (“TTI”), owns approximately 19.75% of Oncor, and Oncor Management Investment LLC, a Delaware limited liability company (“Oncor Management”), owns approximately 0.22% of the equity interests in Oncor (together, the “Minority Interest”);

WHEREAS, on September 18, 2015, the Bankruptcy Court entered an order authorizing the Debtors to enter into and perform under that certain Plan Support Agreement, dated August 9, 2015 (the “Existing PSA”) [Docket No. 6097];

WHEREAS, on December 6, 2015, the Debtors filed in the Chapter 11 Cases the Sixth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 7235] (the “REIT Plan”);

WHEREAS, on December 9, 2015, the Bankruptcy Court entered the Amended Order Confirming the REIT Plan [Docket No. 7285];

WHEREAS, the Existing PSA provides, among other things, that, if the REIT Plan is not consummated, the parties to the Existing PSA would support an “Alternative Restructuring,” as defined in the Existing PSA, or another plan or restructuring transaction that contains certain “Required Alternative Terms,” as defined in the Existing PSA;

WHEREAS, on or about 12:01 A.M. (ET) on May 1, 2016, the Required TCEH First Lien Creditors (as defined in the Existing PSA) delivered a Plan Support Termination Notice (as defined in the Existing PSA) to the Debtors and the Required Investor Parties (as defined in the Existing PSA), which caused the REIT Plan to be null and void;

WHEREAS, on May 11, 2016, the Debtors filed in the Chapter 11 Cases the Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 8421] (the “New EFH Plan”) and related disclosure statement [Docket No. 8423];

WHEREAS, the Parties have been engaged in good faith negotiations with each other regarding the terms of a restructuring transaction that satisfies the Required Alternative Terms and/or constitutes an Alternative Restructuring;

WHEREAS, in connection with such good faith discussions, EFH Corp., EFIH, NEE and EFH Merger Co., LLC (“Merger Sub”) entered into that certain Merger Agreement, dated as of July 29, 2016 (a fully-executed copy of which is attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Reorganized EFH Corp. will merge with and into Merger Sub, with Merger Sub as the surviving company (the “Merger”);

WHEREAS, also in connection with such good faith discussions, the Parties have developed a new joint plan of reorganization for EFH Corp., EFIH, EFIH Finance, and such other EFH/EFIH Debtors as agreed to by the Parties, which new joint plan would amend and replace the New EFH Plan, solely with respect to the EFH/EFIH Debtors, in the form and substance attached hereto as Exhibit B (as such plan may be amended from time to time in accordance with its terms, the “Alternative E-Side Plan”)1;

[1]	Unless otherwise indicated, any reference in this Agreement to the Alternative E-Side Plan is a reference to the Alternative E-Side Plan solely with respect to the EFH/EFIH Debtors.

WHEREAS, pursuant to the Alternative E-Side Plan and the Merger Agreement, upon the Merger Closing (as defined in the Merger Agreement), NEE would acquire 100% of the equity of Reorganized EFH and certain of its direct and indirect subsidiaries (EFH Corp. and its direct and indirect subsidiaries that are being acquired by NEE, collectively, the “E-Side Acquired Debtors”);

WHEREAS, pursuant to the Alternative E-Side Plan and the Merger Agreement, NEE would not acquire, among others: (a) EFCH and its subsidiaries; (b) Reorganized TCEH and Reorganized TCEH’s subsidiaries; (c) the EFH Shared Services Debtors (as defined in the Alternative E-Side Plan); and (d) EFH Properties Company and its subsidiaries;

WHEREAS, Merger Sub or its Affiliate may acquire (a) all or a portion of the Minority Interest held by TTI pursuant to the drag-along rights set forth in Section 3.3 of the Investor Rights Agreement, dated as of November 5, 2008, among Oncor and certain of its direct and indirect equity holders, including EFH Corp. and TTI, or (b) all or a portion of the Minority Interest held by TTI and/or Oncor Management in privately negotiated transactions with TTI and/or Oncor Management (the agreement(s) executed to effectuate the transaction(s) contemplated in clause (a) and/or (b), the “Minority Interest Acquisition Agreement”);

WHEREAS, each EFH/EFIH Debtor, in exercising its respective business judgment, has determined that the Alternative E-Side Plan provides appropriate value to creditors and increases certainty of execution;

WHEREAS, the Parties have agreed to take certain actions in support of the Alternative E-Side Plan; and

WHEREAS, the Parties intend to file with the Bankruptcy Court the Alternative E-Side Plan and a related disclosure statement (the “Alternative E-Side Disclosure Statement”) that incorporate the terms and conditions set forth herein (such filings, including all exhibits and schedules related thereto, together with Merger Agreement, as each may be amended from time to time in accordance with its terms, the “Alternative E-Side Plan Documents”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1. Exhibits Incorporated by Reference.

Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. In the event of any inconsistency between this Agreement and the Alternative E-Side Plan, the Alternative E-Side Plan shall govern.

Section 2. Agreement Effective Date.

This Agreement shall be immediately effective and binding on all Parties (other than the EFH/EFIH Debtors) upon the execution and delivery of a duly executed signature page to this Agreement by each of the Parties to each of the other Parties, pursuant to Section 10.11 hereof and upon, with respect to the EFH/EFIH Debtors, the date of entry by the Bankruptcy Court of the PSA and Merger Approval Order (as defined below) (the “Agreement Effective Date”), whether such execution or delivery occurs before or after the filing of this Agreement with the Bankruptcy Court.

Section 3. Definitive Documentation.

The definitive documents and agreements governing the Alternative E-Side Plan and all transactions contemplated by this Agreement (collectively, the “Alternative E-Side Restructuring Documents”) shall include:

(a) the motion to approve (i) the EFH/ EFIH Debtors entry into, and performance under, this Agreement, and (ii) the Merger Agreement, related agreements, and the terms thereof, including, among other things, (x) the Termination Fee (as set forth and defined in the Merger Agreement) in favor of NEE, and (y) the EFH/EFIH Debtors’ performance of their obligations thereunder (the foregoing (i) and (ii), collectively, the “PSA and Merger Approval Motion”);

(b) the order of the Bankruptcy Court approving the PSA and Merger Approval Motion (the “PSA and Merger Approval Order”);

(c) the Alternative E-Side Plan and each document or agreement contemplated in connection with consummation of the Alternative E-Side Plan, including the Merger Agreement and all related agreements contemplated by the foregoing;

(d) the Alternative E-Side Disclosure Statement and the other solicitation materials in respect of the Alternative E-Side Plan (collectively, the “Alternative E-Side Solicitation Materials”), and the order entered by the Bankruptcy Court approving the Alternative E-Side Solicitation Materials as containing “adequate information” as required by section 1125 of the Bankruptcy Code (the “Alternative E-Side Disclosure Statement Order”);

(e) the order of the Bankruptcy Court confirming the Alternative E-Side Plan and authorizing all of the transactions and agreements contemplated by the Alternative E-Side Plan with respect to the EFH/EFIH Debtors (the “Alternative E-Side Confirmation Order”); and

(f) all other documents that will comprise supplements to the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors.

Each of the Parties acknowledges and agrees that certain of the Alternative E-Side Restructuring Documents remain subject to negotiation and completion and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, the Merger Agreement, and the Alternative E-Side Plan, and shall otherwise be in form and substance reasonably acceptable to each of the Parties. Each Party agrees that it shall act in good faith and use and undertake all commercially reasonable efforts to negotiate and finalize the terms of the Alternative E-Side Restructuring Documents that are not finalized as of the date hereof.

Section 4. Commitments Regarding the Alternative E-Side Plan.

4.01. [Reserved].

4.02. Commitments of the EFH/EFIH Debtors.

(a) Each EFH/EFIH Debtor agrees, for so long as this Agreement has not been terminated in accordance with Section 8, that:

(i) it shall use commercially reasonable efforts to file the PSA and Merger Approval Motion jointly with the other EFH/EFIH Debtors, with the Bankruptcy Court, on or before three (3) business days after the Agreement Effective Date, which motion, for the avoidance of doubt, shall attach a copy of this Agreement and all exhibits thereto, including the Alternative E-Side Plan and the fully-executed Merger Agreement, and which motion, for the avoidance of doubt, shall seek approval of, among other things, the Termination Fee (as defined in the Merger Agreement) in favor of NEE pursuant to the terms of the Merger Agreement.

(ii) it shall use good faith efforts to file the Alternative E-Side Plan jointly with the other EFH/EFIH Debtors, and on behalf of the other Parties, with the Bankruptcy Court, as soon as reasonably practicable, but not later than August 5, 2016 (or such other date as mutually agreed to between NEE and the EFH/EFIH Debtors), which Alternative E-Side Plan shall amend and supersede the New EFH Plan on the terms set forth herein and, contemporaneously therewith, the Alternative E-Side Disclosure Statement;

(iii) it shall use good faith efforts to negotiate the Alternative E-Side Restructuring Documents and to take such actions as the EFH/EFIH Debtors in good faith deem reasonable and appropriate to obtain Bankruptcy Court approval of the Alternative E-Side Restructuring Documents as soon as reasonably practicable;

(iv) it shall support and take all steps reasonably necessary to obtain entry of (A) the PSA and Merger Approval Order as soon as reasonably practicable, but not later than September 20, 2016, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the EFH/EFIH Debtors’ entry into and performance under this Agreement and the Merger Agreement, (B) an order of the Bankruptcy Court approving the Alternative E-Side Disclosure Statement as soon as reasonably practicable, but not later than September 20, 2016, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the Alternative E-Side Disclosure Statement as containing “adequate information” as required by section 1125 of the Bankruptcy Code, and (C) the Alternative E-Side Confirmation Order, which order shall provide that NEE is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code, and is therefore entitled to the protections afforded to good faith purchasers to the fullest extent permitted under the Bankruptcy Code, and otherwise has proceeded in good faith in all respects in connection with the Chapter 11 Cases (as defined in the Alternative E-Side Plan) and the transactions contemplated by the Merger Agreement, as soon as reasonably practicable, but not later than December 15, 2016, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve confirmation of the Alternative E-Side Plan;

(v) it shall support and take all steps reasonably necessary to consummate as soon as possible, and in any event by March 29, 2017 (the “Initial Drop-Dead Date”), or as soon thereafter as is reasonably practicable, the Alternative E-Side Plan solely as it relates to the EFH/EFIH Debtors and all other transactions contemplated by this Agreement in accordance with the Bankruptcy Code and on terms consistent with this Agreement;

(vi) it shall execute and deliver any other agreements reasonably required to effectuate and consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement;

(vii) it shall take all steps reasonably necessary to obtain required regulatory and/or third-party approvals for the Alternative E-Side Plan and all other transactions contemplated by this Agreement (including from the PUC, the IRS, the FCC, and the FERC, as applicable);

(viii) it shall not withdraw any filing made with any court or regulatory body in connection with the transactions contemplated by the Alternative E-Side Plan or Merger Agreement without the prior written consent of NEE, such consent not to be unreasonably withheld, conditioned, or delayed;

(ix) it shall not assume or reject any executory contract or unexpired lease to which it is a party pursuant to Section 365 of the Bankruptcy Code without the prior written consent of NEE, except as otherwise required by the Alternative E-Side Plan;

(x) it shall not establish any additional Supplemental Bar Dates (as defined in that Order (A) Setting Supplemental Bar Date for Ninety Subsequently Identified Parties, (B) Approving Notice Thereof, and (C) Establishing Related Procedures [Docket No. 8507]);

(xi) except as permitted by Section 6.2 of the Merger Agreement, it shall not directly or indirectly, or encourage any other entity to directly or indirectly, (a) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation, or amendment of the Alternative E-Side Plan; or (b) propose, file, support, vote for, or take any other action in furtherance of any Competing Transaction or competing plan of reorganization, including, for the avoidance of doubt, by making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUC, the IRS, the FCC, and FERC, or by entering into any agreement or making or supporting any filing, press release, press report, or comparable public statement, with respect to any Competing Transaction; and

(xii) to the extent any of the EFH/EFIH Debtors has any right to vote or direct the vote of any Claim, such EFH/EFIH Debtor shall vote or direct such vote in favor of the Alternative E-Side Plan.

(b) The foregoing sub-clause (a) of this Section 4.02 will not limit any of the following EFH/EFIH Debtors rights:

(i) to appear and participate as parties-in-interest in any matter to be adjudicated in the Chapter 11 Cases, and to file any pleadings or documents in connection therewith, so long as such appearances or filings, and the positions advocated in connection therewith, do not violate and are not inconsistent with the other terms of this Agreement and are not inconsistent with and do not violate the terms of the Alternative E-Side Plan, the Merger Agreement, or the Minority Interest Acquisition Agreement;

(ii) to exercise any right, remedy, power or defense under any applicable credit agreement, indenture, other loan document or applicable law that does not violate and is not inconsistent with the other terms of this Agreement and is not inconsistent with and does not violate the terms of the Alternative E-Side Plan or the Merger Agreement; or

(iii) the rights set forth in Section 6.2(a) of the Merger Agreement.

(c) For the avoidance of doubt, the EFH/EFIH Debtors shall have no obligations under this Agreement to support, and reserve all of their rights to object to and otherwise litigate in connection with, any disclosure statement, plan of reorganization, or other restructuring document for the EFH/EFIH Debtors that is not filed by the EFH/EFIH Debtors, except where this Agreement otherwise imposes a contrary affirmative obligation.

(d) Notwithstanding anything to the contrary in this Agreement, until entry of the Alternative E-Side Confirmation Order, (i) the board of directors, the board of managers, or any such similar governing body of any EFH/EFIH Debtor shall be permitted to take (or permitted to refrain from taking) any action with respect to the covenants and agreements set forth in this Agreement to the extent such board of directors, board of managers, or such similar governing body determines, in its sole discretion after consultation with its independent financial advisors and outside legal counsel, and based on the advice of such counsel, that taking such action, or refraining from taking such action, as applicable, is necessary to comply with its applicable fiduciary duties, provided that, the rights set forth in this clause (i) shall not be available to EFH Corp. or EFIH if a material breach of Section 6.2 of the Merger Agreement by EFH Corp. or EFIH has provided the basis for such determination, and (ii) the officers and employees of each EFH/EFIH Debtor shall not be required to take (or refrain from taking) any actions inconsistent with applicable law.

4.03. Commitments of NEE.

(a) For so long as this Agreement has not been terminated in accordance with Section 8, NEE agrees that:

(i) subject to receipt of the Alternative E-Side Disclosure Statement and the related solicitation materials, in each case, approved by the Bankruptcy Court as containing “adequate information” as such term is defined in section 1125 of the Bankruptcy Code, it shall:

(A)	to the extent it is permitted to vote to accept or reject the Alternative E-Side Plan, vote each and every Claim now owned or hereafter acquired by NEE to accept the Alternative E-Side Plan by timely delivering its duly executed and completed ballot(s) accepting the Alternative E-Side Plan;

(B)	to the extent it is permitted to elect whether to opt out of the releases set forth in the Alternative E-Side Plan, elect not to opt out of the releases set forth in the Alternative E-Side Plan, by timely delivering its duly executed and completed ballot(s) indicating such election; and

(C)	not change or withdraw (or cause to be changed or withdrawn) any such vote or election described in the foregoing (A) or (B);

(ii) it shall use good faith efforts to negotiate the Alternative E-Side Restructuring Documents in good faith and to take such actions as are reasonably requested by the EFH/EFIH Debtors or as NEE in good faith deems reasonable and appropriate to obtain Bankruptcy Court approval of the Alternative E-Side Restructuring Documents as soon as reasonably practicable;

(iii) it shall use good faith efforts to assist in obtaining (A) entry of the Alternative E-Side Disclosure Statement Order approving the Alternative E-Side Disclosure Statement, the PSA and Merger Approval Order, and the Alternative E-Side Confirmation Order, and (B) consummation of the Alternative E-Side Plan and all other transactions contemplated by this Agreement as soon as reasonably practicable in accordance with the Bankruptcy Code and on terms consistent with this Agreement, including within the timeframes contemplated in this Agreement;

(iv) it shall not directly or indirectly, or encourage any other entity to directly or indirectly: (A) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation, or amendment (whether before or after confirmation) of the Alternative E-Side Plan; (B) propose, file, support, vote for, or take any other action in furtherance of any Competing Transaction, including, for the avoidance of doubt, by making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUC, the IRS, the FCC, and the FERC, or by entering into any agreement or making or supporting any filing, press release, press report or comparable public statement, with respect to any Competing Transaction; or (C) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the EFH/EFIH Debtors (or any direct or indirect subsidiaries of EFH Corp. that are not party to this Agreement) other than as expressly permitted by the Alternative E-Side Plan and the Merger Agreement; provided, however, that notwithstanding the foregoing, NEE may file with the Bankruptcy Court all documents necessary to obtain approval of this Agreement and entry of the PSA and Merger Approval Order;

(v) it shall (A) use commercially reasonable efforts to obtain required regulatory and/or third-party approvals (including from the PUC, the IRS, the FCC, and the FERC, as applicable), and (B) use commercially reasonable efforts to assist in obtaining (1) Bankruptcy Court approval of the Alternative E-Side Plan Documents and confirmation of the Alternative E-Side Plan, and (2) entry of an order of the Bankruptcy Court approving the

Alternative E-Side Disclosure Statement, the PSA and Merger Approval Order, and the Alternative E-Side Confirmation Order, and any other order of the Bankruptcy Court (whether temporary, preliminary or permanent) reasonably necessary to consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement (as it relates to the EFH/EFIH Debtors) in accordance with the Bankruptcy Code and on terms consistent with this Agreement; and

(vi) If the Merger Agreement is validly terminated (A) in accordance with Section 8.2 of the Merger Agreement or (B) by either EFH or EFIH in accordance with Section 8.3(a), 8.3(b) or 8.3(g) of the Merger Agreement and upon entry of the PSA and Merger Approval Order, then neither NEE nor any of its Affiliates shall, directly or indirectly, or encourage any other entity to, directly or indirectly, (1) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation or amendment (whether before or after confirmation, provided that such amendment was made consistent with this Agreement) of an Acquisition Proposal, as defined in the Merger Agreement; or (2) propose, file, support, or take any other action in furtherance of any restructuring, workout, plan of arrangement, or plan of reorganization for the EFH/EFIH Debtors (including the Alternative E-Side Plan and the transactions contemplated therein) other than an Acquisition Proposal, including, for the avoidance of doubt, making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUCT or the FERC, or making or supporting any public statements with respect to any restructuring, workout, plan of arrangement, or plan of reorganization for the EFH/EFIH Debtors other than any such plan or restructuring described in (1). Notwithstanding anything in this Section 4.03(a)(vi) to the contrary, neither NEE nor any of its Affiliates shall be prohibited or restricted from taking any actions that they determine in their reasonable discretion are necessary or appropriate, including intervening in any proceedings before or making or supporting any filings with the PUCT, in order (x) to preserve and protect their business, operations, goodwill or assets or (y) based on the advice of counsel, to fulfill the contractual, legal or other duties and obligations that any such Person has in respect of any such business, operations, goodwill or assets.

(b) The foregoing sub-clause (a) of this Section 4.03 will not limit any of the following NEE rights:

(i) to appear and participate as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, and to file any pleadings or documents in connection therewith, so long as such appearances or filings, and the positions advocated in connection therewith, do not violate the terms of this Agreement and are not inconsistent with and do not violate the terms of the Alternative E-Side Plan or the Merger Agreement; or

(ii) to exercise any right, remedy, power or defense under any applicable credit agreement, indenture, other loan agreement or applicable law that does not violate the terms of this Agreement and is not inconsistent with and does not violate the terms of the Alternative E-Side Plan or the Merger Agreement.

Section 5. Representations, Warranties, and Covenants.

5.01. Mutual Representations, Warranties, and Covenants. Each Party, severally, and not jointly, represents, warrants, and covenants to each other Party that:

(a) Enforceability. It is validly existing and in good standing under the laws of the jurisdiction of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to bankruptcy, reorganization, or liquidation, or otherwise limiting creditors’ rights generally, or by equitable principles relating to enforceability, and, in the case of the EFH/EFIH Debtors, entry of the PSA and Merger Approval Order.

(b) No Consent or Approval. Except as expressly provided in this Agreement (including the exhibits hereto), any Alternative E-Side Plan Document, any Alternative E-Side Restructuring Document, or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the transactions contemplated by, and perform the respective obligations under, this Agreement.

(c) Power and Authority. Except as expressly provided in this Agreement (including the exhibits hereto) or the Bankruptcy Code, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the transactions contemplated by, and perform the respective obligations under, this Agreement.

(d) Governmental Consents. Subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the transactions contemplated by this Agreement, including any Bankruptcy Court approval and/or regulatory approval for any Alternative E-Side Plan Document, the execution, delivery and performance by it of this Agreement does not, and shall not, require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body.

(e) No Conflicts. Subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the transactions contemplated by this Agreement, including any Bankruptcy Court approval and/or regulatory approval for any Alternative E-Side Plan Document, the execution, delivery, and performance of this Agreement, does not and shall not violate any provision of law, rules or regulations applicable to it in any material respect. Moreover, the execution, delivery, and performance of this Agreement does not and shall not: (i) violate its certificate of incorporation, bylaws, or other organizational documents; or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party, which conflict, breach, or default, would have a material adverse effect on the transactions contemplated by this Agreement.

Section 6. ACKNOWLEDGEMENT. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THIS AGREEMENT IS NOT AND SHALL NOT BE DEEMED TO BE AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF VOTES FOR THE ACCEPTANCE OF A PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR OTHERWISE, AND ANY SUCH OFFER OR SOLICITATION MAY BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE

SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. THE RELEVANT PARTIES WILL NOT SOLICIT ACCEPTANCES OF THE ALTERNATIVE E-SIDE PLAN, AS APPLICABLE, FROM THE RELEVANT PARTIES IN ANY MANNER INCONSISTENT WITH THE BANKRUPTCY CODE OR APPLICABLE NON-BANKRUPTCY LAW.

Section 7. Certain Additional Chapter 11 Matters.

7.01. [Reserved].

7.02. For so long as this Agreement has not been terminated in accordance with Section 8, each EFH/EFIH Debtor shall use its reasonable best efforts to: (a) provide to counsel for NEE draft copies of all material motions, pleadings, and other documents that such EFH/EFIH Debtor intends to file with any court or regulatory body (including the Bankruptcy Court and the PUC but excluding the IRS) relating to the Alternative E-Side Plan as it relates, directly or indirectly, to the EFH/EFIH Debtors, or any of the other transactions contemplated by this Agreement at least three (3) business days before the date on which the EFH/EFIH Debtor intends to file any such document; provided, however, that the EFH/EFIH Debtors shall provide to counsel for NEE draft copies of the Alternative E-Side Disclosure Statement, Alternative E-Side Solicitation Materials, proposed Alternative E-Side Disclosure Statement Order, PSA and Merger Approval Motion, proposed PSA and Merger Approval Order, and proposed Alternative E-Side Confirmation Order, at least five (5) business days before the date on which the EFH/EFIH Debtor intends to file any such document; provided further, however, that NEE acknowledges such three (3) or five (5) business day period, as applicable, may not be reasonably practicable in all cases and that in such cases the filing EFH/EFIH Debtor shall provide as much advance notice as is reasonably practicable; and (b) incorporate all reasonably requested comments, modifications, or amendments of NEE in any such motion, pleading, or other document; provided further, however, that the Alternative E-Side Confirmation Order shall be in a form and substance acceptable to NEE, and the Alternative E-Side Confirmation Order shall not be, in any respect that is materially adverse to NEE, altered, amended, modified or supplemented without the consent of NEE.

7.03. For so long as this Agreement has not been terminated in accordance with Section 8, each EFH/EFIH Debtor and its Representatives shall use its reasonable best efforts to (a) consult in advance with NEE to the extent reasonably practicable, with respect to statements anticipated to be made on the record in any court (including the Bankruptcy Court) or before any regulatory body in connection with the Chapter 11 Cases that are related to the Alternative E-Side Plan; and (b) consider in good faith all reasonably requested comments, modifications, or amendments of NEE in any such statement described in (a).

7.04. In the event that any order of any court (including the Bankruptcy Court) or regulatory body (whether temporary, preliminary or permanent) reasonably necessary to consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement is appealed or a stay pending appeal is sought, the Parties shall use their respective reasonable best efforts to oppose the appeal or the stay pending appeal and seek the dismissal of any appeal.

7.05. No EFH/EFIH Debtor shall, without the prior written consent of NEE, request or apply for an order of the Bankruptcy Court (and, to the extent reasonably requested by NEE prior to the entry of such order by the Bankruptcy Court, each EFH/EFIH Debtor will use commercially reasonable efforts to challenge any such request or application before the Bankruptcy Court) ordering the substantive consolidation of the Chapter 11 estates of any of the EFH/EFIH Debtors until the earlier of, with respect to each EFH/EFIH Debtor, (a) such time as such EFH/EFIH Debtor has terminated this Agreement in accordance with the terms of this Agreement, and (b) the consummation of the Alternative E-Side Plan and all other transactions contemplated by this Agreement.

Section 8. Termination Events.

8.01. [Reserved].

8.02. EFH/EFIH Debtor Termination Events. Except as expressly set forth herein, this Agreement shall automatically terminate as between all Parties, without further action by the Terminating EFH/EFIH Debtor (as defined below), following the delivery to the other Parties of a written notice in accordance with Section 10.11 hereof by such Terminating EFH/EFIH Debtor (a “Terminating EFH/EFIH Debtor”), in the exercise of its discretion, upon the occurrence of or any time after any of the following events has occurred and is continuing:

(a) [Reserved];

(b) a condition to the occurrence of the Effective Date, as defined and set forth in the Alternative E-Side Plan, or to the closing of the transactions contemplated by the Merger Agreement, that either (i) cannot be waived or (ii) can be waived and is not timely waived by the entity or entities entitled to waive it, becomes incapable of being satisfied; provided, further, however, that the termination right in this clause (b) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(c) the termination of the Merger Agreement in accordance with its terms;

(d) the material breach by NEE of any of the commitments, representations, warranties, or covenants of NEE as set forth in this Agreement and the Merger Agreement, that would have a material adverse effect on the Alternative E-Side Plan and the transactions contemplated by this Agreement; provided, however, if such breach is capable of being cured, NEE shall have fifteen (15) business days after receiving such notice to cure any such breach;

(e) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final and non-appealable injunction, judgment, decree, charge, ruling, or order permanently restraining, enjoining, rendering illegal, or otherwise prohibiting, directly or indirectly, the transactions contemplated by this Agreement in accordance with this Agreement; provided, however, that the termination right in this clause (e) shall not be available if the Terminating EFH/EFIH Debtor (i) did not use its reasonable best efforts to contest such injunction, judgment, decree, charge, ruling, or order prior to its becoming final and non-appealable, or (ii) directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a final and non-appealable injunction, judgment, decree, charge, ruling, or order; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a final and non-appealable injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (e) becomes effective;

(f) an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee shall have been appointed in one or more of the Chapter 11 Cases with respect to any of the E-Side Acquired Debtors; provided, however, that the termination right in this clause (f) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for the appointment of such an examiner or a trustee; provided, further, however, that the termination right in this clause (f) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(g) NEE files any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement in any respect that is material and adverse to the EFH/EFIH Debtors and such motion or pleading has not been withdrawn or is not otherwise denied by the Bankruptcy Court within ten (10) business days of receipt of notice by NEE that such motion or pleading is inconsistent with this Agreement;

(h) the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction that, in each case, would have the effect of preventing consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (h) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a ruling or order by the Bankruptcy Court or any other court; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a ruling or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (h) becomes effective;

(i) the conversion or dismissal of one or more of the Chapter 11 Cases, unless such conversion or dismissal, as applicable, contemplates the consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (i) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a conversion or dismissal of the Chapter 11 Cases; provided, further, however, that the termination right in this clause (i) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(j) all conditions to the occurrence of the EFH Effective Date (as defined and set forth in the Alternative E-Side Plan) have been satisfied or waived but the Alternative E-Side Plan is not consummated, due solely to some action by NEE that is not contemplated by the Merger Agreement or Alternative E-Side Plan or inaction by NEE (under circumstances where action by NEE is required by the Merger Agreement or Alternative E-Side Plan), by the date that is thirty (30) days after the date upon which the last condition to the occurrence of the EFH Effective Date has been satisfied or waived; provided, however, that the EFH/EFIH Debtors hereby agree not to terminate the Merger Agreement during such thirty (30) day period;

(k) the Alternative E-Side Plan shall not have become effective by the Initial Drop-Dead Date; provided, however, that if as of the Initial Drop-Dead Date, all conditions to the occurrence of the Effective Date of the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors have been satisfied, other than any condition relating to the governmental approvals required under the Merger Agreement from the FERC or the PUC, or the Private Letter Ruling (if applicable), and such approval or Private Letter Ruling is still capable of being obtained within ninety (90) days, the right to terminate under this Section 8.02 shall be extended for ninety (90) days for the purpose of continuing to pursue such approval or Private Letter Ruling, unless the parties to the Merger Agreement agree otherwise in writing (such date, the “Final Drop-Dead Date”); or

(l) until entry of the Alternative E-Side Confirmation Order, the board of directors, the board of managers, or any such similar governing body of any EFH/EFIH Debtor determines, in its sole discretion after consultation with its independent financial advisors and outside legal counsel, and based on the advice of such counsel, that proceeding with the Alternative E-Side Plan and the transactions contemplated by this Agreement would be inconsistent with its applicable fiduciary duties; provided that, a material breach of EFH Corp.’s or EFIH’s obligations under Section 6.2 of the Merger Agreement has not provided the basis for such determination.

8.03. NEE Termination Events. Except as expressly set forth herein, this Agreement shall automatically terminate as between all Parties, without further action by NEE, following the delivery to the other Parties of a written notice in accordance with Section 10.11 hereof by NEE, in the exercise of its discretion, upon the occurrence of or any time after any of the following events has occurred and is continuing, provided, that, NEE’s obligations under Section 4.03(a)(vi) shall survive any such termination as set forth herein:

(a) the Alternative E-Side Plan shall not have been filed by August 5, 2016; provided, further, however, that the termination right in this clause (a) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(b) the PSA and Merger Approval Order shall not have been entered on September 20, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the EFH/EFIH Debtors’ entry into and performance under this Agreement and the Merger Agreement; provided, further, however, that the termination right in this clause (b) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(c) the Bankruptcy Court shall not have entered the Alternative E-Side Disclosure Statement Order on September 20, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the

Alternative E-Side Disclosure Statement as containing “adequate information” as required by section 1125 of the Bankruptcy Code; provided, further, however, that the termination right in this clause (c) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(d) the Bankruptcy Court shall not have entered the Alternative E-Side Confirmation Order on or before December 15, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve confirmation of the Alternative E-Side Plan; provided, further, however, that the termination right in this clause (d) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(e) the Alternative E-Side Plan shall not have become effective by the Initial Drop-Dead Date; provided, however, that if as of the Initial Drop-Dead Date, all conditions to the occurrence of the Effective Date of the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors have been satisfied, other than any condition relating to the governmental approvals required under the Merger Agreement from the FERC or the PUC, or the Private Letter Ruling (if applicable), and such approval or Private Letter Ruling is still capable of being obtained within ninety (90) days, the right to terminate under this Section 8.03(e) shall be extended until the Final Drop Dead Date;

(f) [Reserved];

(g) a condition to the occurrence of the Effective Date, as defined and set forth in the Alternative E-Side Plan, or to the closing of the transactions contemplated by the Merger Agreement, that either (i) cannot be waived or (ii) can be waived and is not timely waived by the entity or entities entitled to waive it, becomes incapable of being satisfied; provided, further, however, that the termination right in this clause (g) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(h) the termination of the Merger Agreement in accordance with its terms;

(i) all conditions to the occurrence of the EFH Effective Date (as defined and set forth in the Alternative E-Side Plan) have been satisfied or waived but the Alternative E-Side Plan is not consummated, due solely to some action by any EFH/EFIH Debtor that is not contemplated by the Merger Agreement or Alternative E-Side Plan or inaction by any EFH/EFIH Debtor (under circumstances where action by such EFH/EFIH Debtor is required by the Merger Agreement or Alternative E-Side Plan), by the date that is thirty (30) days after the date upon which the last condition to the occurrence of the EFH Effective Date has been satisfied or waived;

(j) amendment or modification of the Alternative E-Side Plan in a manner inconsistent with this Agreement and materially adverse to NEE; provided, however, that the termination right in this clause (j) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such an amendment or modification of the Alternative E-Side Plan; provided, further, however, that the termination right in this clause (j) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(k) the material breach by any of the other Parties of any of the commitments, representations, warranties, or covenants of such breaching Party as set forth in this Agreement or the Merger Agreement, that would have a material adverse effect on the Alternative E-Side Plan and the transactions contemplated by this Agreement; provided, however, if such breach is capable of being cured, such breaching Party or Parties shall have fifteen (15) business days after receiving such notice to cure any such breach;

(l) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final and non-appealable injunction, judgment, decree, charge, ruling, or order permanently restraining, enjoining, rendering illegal, or otherwise prohibiting, directly or indirectly, the transactions contemplated by this Agreement in accordance with this Agreement; provided, however, that the termination right in this clause (l) shall not be available if NEE (i) did not use its reasonable best efforts to contest such injunction, judgment, decree, charge, ruling, or order prior to its becoming final and non-appealable, or (ii) directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a final and non-appealable injunction, judgment, decree, charge, ruling, or order; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a final and non-appealable injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (l) becomes effective;

(m) an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee shall have been appointed in one or more of the Chapter 11 Cases with respect to any of the E-Side Acquired Debtors; provided, however, that the termination right in this clause (m) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for the appointment of such an examiner or a trustee; provided, further, however, that the termination right in this clause (m) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(n) any EFH/EFIH Debtor files any motion or pleading with the Bankruptcy Court that is materially and adversely inconsistent with this Agreement and such motion or pleading has not been withdrawn or is not otherwise denied by the Bankruptcy Court within ten (10) business days of receipt of notice by any EFH/EFIH Debtor that such motion or pleading is inconsistent with this Agreement;

(o) the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction which, in each case, would have the effect of preventing consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (o) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a ruling or order by the Bankruptcy Court or any other court; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a ruling or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (o) becomes effective; or

(p) the conversion or dismissal of one or more of the Chapter 11 Cases, unless such conversion or dismissal, as applicable, contemplates the consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (p) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a conversion or dismissal of the Chapter 11 Cases; provided, further, however, that the termination right in this clause (p) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof.

8.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated, upon written notice to all other Parties in accordance with Section 10.11, by mutual agreement among all of the following: (a) NEE and (b) the EFH/EFIH Debtors.

8.05. Termination Upon Completion of the Restructuring Transactions. This Agreement shall terminate automatically upon the occurrence of the Effective Time (as defined in the Merger Agreement), without any further required action or notice.

8.06. Limitation on Termination. The Parties acknowledge and agree that a Party’s ability to terminate this Agreement shall only be available for so long as the event, condition or circumstance giving rise to such termination right is continuing at the time of such termination.

8.07. Effect of Termination. No Party may terminate this Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more termination events specified herein. The date on which termination of this Agreement is effective in accordance with Section 8 shall be referred to as an “Agreement Termination Date.” Upon the occurrence of an Agreement Termination Date, except as expressly provided in this Agreement, (a) this Agreement shall be of no further force and effect, and (b) each Party shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the transactions contemplated by this Agreement or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, however, that Section 4.03(a)(vi), this Section 8.07, Section 10.04, Section 10.06, Section 10.08, Section 10.10, Section 10.11, Section 10.12 and Section 10.14 shall survive termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the foregoing shall not be construed to prohibit any of the Parties from contesting whether any such termination is in accordance with the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party, or the ability of any Party to protect and preserve its rights, remedies, and interests, including its claims against any EFH/EFIH Debtor or any other Party. Nothing in this Section 8.07 shall restrict any EFH/EFIH Debtor’s right to terminate this Agreement in accordance with Section 8.02(l).

In addition, and for the avoidance of doubt, the termination rights and effect of termination provided for under this Section 8 apply only to this Agreement (without reference to the exhibits). The applicable termination rights and effect of termination of other agreements between or among any of the Parties, including those attached to this Agreement as exhibits, are governed according to the respective terms and conditions of such agreements.

Section 9. Amendments. This Agreement may not be modified, amended, or supplemented in any manner except in writing signed by (i) NEE and (ii) each of the EFH/EFIH Debtors. Any proposed modification, amendment, or supplement that is not approved by the requisite Parties as set forth above shall be ineffective and void ab initio. For the avoidance of doubt, the limitations and requirements for amendment, modification, or supplementation provided for in this Section 9 apply only to this Agreement (without references to the exhibits). Notwithstanding anything to the contrary in this Agreement, the applicable limitations and requirements to modify, amend, supplement, or waive any provision of other agreements between or among any of the Parties, including those attached to this Agreement as exhibits, are governed according to the respective terms and conditions of such agreements.

Section 10. Miscellaneous.

10.01. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Alternative E-Side Plan and the transactions contemplated by this Agreement.

10.02. Complete Agreement. This Agreement (including any exhibits or schedules hereto including as actually executed) and the other agreements named herein constitute the entire agreement of the Parties with respect to the subject matter hereof, and cancel, merge and supersede all other prior or contemporaneous oral or written agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Parties make any other representations or warranties, and each Party hereby disclaims any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, itself or any of its representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

10.03. Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

10.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE

EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, OR, IF THE BANKRUPTCY COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THEN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES JURISDICTION, THEN ANY STATE OR FEDERAL COURT SITTING IN DELAWARE (THE “CHOSEN COURTS”) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE CHOSEN COURTS AND (III) AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT (SUBJECT TO ANY APPEALS THEREFROM) IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN THE CHOSEN COURTS IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10.04. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.11. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.05. [Reserved].

10.06. WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06.

10.07. Counterparts. This Agreement may be executed in any number of counterparts (including by electronic means), each such counterpart being deemed to be an original instrument, and all such counterparts taken together constituting one and the same agreement.

10.08. Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

10.09. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and, except as otherwise expressly permitted herein, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

10.10. Independent Due Diligence and Decision Making. Each of NEE and each EFH/EFIH Debtor hereby confirms that it is (a) a sophisticated party with respect to the matters that are the subject of this Agreement, (b) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement and acknowledges and agrees that it voluntarily and of its own choice and not under coercion or duress enters into the Agreement, (c) has adequate information concerning the matters that are the subject of this Agreement, and (d) has independently and without reliance upon any other Party hereto, or any of their affiliates, or any officer, employee, agent or representative thereof, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each other Party’s express representations, warranties, and covenants in this Agreement.

10.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the EFH/EFIH Debtors, to:

Energy Future Holdings Corp. 1601 Bryan Street,

Dallas, Texas 75201

Attention: Stacey Dore, Andrew Wright, and Cecily Gooch

E-mail addresses: stacey.dore@energyfutureholdings.com

  andrew.wright@energyfutureholdings.com

  cecily.gooch@energyfutureholdings.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Edward O. Sassower, P.C., Stephen E. Hessler, and Brian E. Schartz

E-mail addresses: edward.sassower@kirkland.com

  stephen.hessler@kirkland.com

  brian.schartz@kirkland.com

—and—

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James H.M. Sprayregen, P.C., Marc Kieselstein, P.C., Chad J. Husnick, and Steven N. Serajeddini

E-mail addresses: james.sprayregen@kirkland.com

  marc.kieselstein@kirkland.com,

  chad.husnick@kirkland.com

  steven.serajeddini@kirkland.com

—and—

Proskauer Rose LLP

Three First National Plaza

70 W. Madison Street, Suite 3800

Chicago, Illinois 60602

Facsimile: (312) 962-3551

Attention: Jeff J. Marwil, Mark. K. Thomas, and Peter J. Young

E-mail addresses: jmarwil@proskauer.com

  mthomas@proskauer.com

  pyoung@proskauer.com

—and—

Cravath Swaine and Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Philip Gelston

E-mail address: pgelston@cravath.com

—and—

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 891-1699

Attention: Richard Levin

E-mail address: rlevin@jenner.com

—and—

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Facsimile: (213) 683-4022

Attention: Thomas B. Walper and Seth Goldman

E-mail addresses: thomas.walper@mto.com

  seth.goldman@mto.com

(b) if to NEE, to:

NextEra Energy, Inc.

700 Universe Blvd.

Juno Beach, FL 33408

Attention: Mark Hickson and Charles E. Sieving

E-mail addresses: mark.hickson@nexteraenergy.com

  charles.sieving@nexteraenergy.com

with copies (which shall not constitute notice) to:

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Howard Seife and Andrew Rosenblatt

E-mail addresses: hseife@chadbourne.com

  arosenblatt@chadbourne.com

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received.

10.12. Waiver. If the Alternative E-Side Plan is not consummated with respect to the EFH/EFIH Debtors, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights, except as otherwise expressly set forth in this Agreement. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or to pursue the consummation of the Alternative E-Side Plan.

10.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, that such breach would represent irreparable harm, and that each non-breaching Party shall be entitled to specific performance of the terms hereof and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages), including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, in addition to any other remedy at law or equity; provided, however, that no Party shall be liable for special, indirect, consequential, or punitive damages arising out of, in connection with, or relating to this Agreement or any agreement or instrument contemplated hereby.

10.14. Several, Not Joint, Claims. The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

10.15. Severability. If any term or other provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the essential terms and conditions of this Agreement are fulfilled to the extent possible.

10.16. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

NEXTERA ENERGY, INC.

/s/ James L. Robo
Name: James L. Robo
Title: Chairman, President & Chief Executive Officer

Address:

NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408

E-mail address(es): Telephone: Facsimile:

EFH/EFIH DEBTOR SIGNATURE PAGES

Energy Future Holdings Corp.

Ebasco Services of Canada Limited

EEC Holdings, Inc.

EECI, Inc.

EFH Australia (No. 2) Holdings Company

EFH Finance (No. 2) Holdings Company

EFH FS Holdings Company

EFH Renewables Company LLC

EFIH Finance Inc.

Energy Future Intermediate Holding Company LLC

Generation Development Company LLC

LSGT Gas Company LLC

LSGT SACROC, Inc.

NCA Development Company LLC

TXU Receivables Company

/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President & Treasurer

EXHIBIT A

Merger Agreement

[Fully-Executed]

EXHIBIT B

Alternative E-Side Plan